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                                                                   Exhibit 23(a)


        CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT PUBLIC ACCOUNTANTS


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of DVI, Inc. on Form S-3 of our report dated August 30, 1996, appearing in the Annual Report on Form 10-K of DVI, Inc. for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, PA

November 27, 1996